UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             _______________________

                                    FORM 8-K

                                 CURRENT REPORT

                             _______________________

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


                        Date of Report: December 3, 2007

                                  TIFFANY & CO.

             (Exact name of Registrant as specified in its charter)



          Delaware                        1-9494              13-3228013
(State or other jurisdiction           (Commission         (I.R.S. Employer
      of incorporation)                File Number)       Identification No.)


  727 Fifth Avenue, New York, New York                          10022
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code: (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.
---------       -------------

On December 2, 2007, Registrant reached agreement with respect to, and announced through a joint press release, a strategic alliance with The Swatch Group Ltd. ("Swatch Group") to further the development, production and worldwide distribution of TIFFANY & CO. brand watches. Swatch Group will incorporate a new watch-making company in Switzerland ("Watch Company"). Watch Company will be authorized to use the TIFFANY & CO. trademark for watches and will operate under the Tiffany name. Registrant and its affiliated companies will participate in Watch Company's before-tax profits and in its governance through one seat on its board of five directors, and seats on each of the Watch Company's product design and marketing committees. Watch Company will be wholly-owned by Swatch Group. Watch Company will produce a line of TIFFANY & CO. watches, all made in Switzerland. Many of the watch designs for which Tiffany and Company is noted will be continued and new designs will be added. The distribution of TIFFANY & CO. watches will be made through the Swatch Group distribution network (Swatch Group affiliates, Swatch Group retail facilities and third party distributors), as well as through stores operated by Registrant's affiliates. In addition, Swatch Group affiliates will have the right to establish and operate TIFFANY & CO. watch stores in certain markets outside the U. S. The watch stores may also offer a targeted selection of TIFFANY & CO. jewelry. The initial term of the arrangement announced today is 20 years; the term may be extended by Swatch for an additional ten years if certain conditions are met.

As a consequence of the strategic alliance with Swatch Group Registrant's management concluded that Registrant will discontinue certain existing watch collections. As a result, Registrant expects to record, in its fourth quarter ending January 31, 2008, a pre-tax expense of approximately $20 million associated with its inventory of the watches to be discontinued. This expense was not included in the financial expectations for fiscal 2007 that Registrant reported in its November 30, 2007 press release announcing its unaudited financial results for its third quarter ended October 31, 2007. See Registrant's Current Report on Form 8-K dated November 30, 2007 and the press release filed as an exhibit thereto.


Item 9.01.      Financial Statements and Exhibits.

    (c)  Exhibits

            99.1  Press Release dated December 2, 2007.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              TIFFANY & CO.


                                      BY:    /s/ James N. Fernandez
                                             _______________________________
                                             James N. Fernandez
                                             Executive Vice President and
                                             Chief Financial Officer



Date:  December 3, 2007

                                  EXHIBIT INDEX

Exhibit No.     Description

99.1            Text of Press Release issued by Tiffany & Co., dated
                December 2, 2007.